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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

     The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

     The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                                                                 State or Other
                                                                                                  Jurisdiction
Subsidiary                                                                                      of Incorporation
--------------                                                                                ---------------------
ACCO World Corporation                                                                         Delaware
    ACCO Brands, Inc.                                                                          Delaware
    ACCO Canada Inc.                                                                           Ontario, Canada
    ACCO Europe PLC                                                                            England
       ACCO-Rexel Group Services Limited                                                       England
          ACCO Australia Pty. Limited                                                          Australia
          ACCO Eastlight Limited                                                               England
          ACCO-Rexel Limited (1)                                                               Republic of Ireland
          ACCO U.K. Limited                                                                    England
             Hetzel Vermogensverwaltungs GmbH                                                  Germany
                 Hetzel GmbH & Co. KG (2)                                                      Germany
             NOBO Group Limited                                                                England
                 ACCO France S.A. (3)                                                          France
                 NOBO (UK) Limited
    ACCO Ireland (4)
    ACCO Italia S.p.A.                                                                         Italy
    Boone International, Inc.                                                                  Delaware
    Day-Timers, Inc.                                                                           Delaware
    International Business Controls, B.V.                                                      Netherlands
Acushnet Company                                                                               Delaware
    Acushnet Cayman Limited                                                                    Cayman Islands
       Acushnet Lionscore, Ltd. (5)                                                            Cayman Islands
    Acushnet Foot-Joy (Thailand) Limited                                                       Thailand
    Acushnet Foreign Sales Corporation                                                         Barbados
    Acushnet International Inc.                                                                Delaware
       Acushnet Canada Inc.                                                                    Canada
       Acushnet Europe Ltd.                                                                    England
             Acushnet GmbH                                                                     Germany
             Acushnet Nederland B.V.                                                           Netherlands
             Acushnet Sverige AB                                                               Sweden
       Acushnet Japan, Inc.                                                                    Delaware
       Cobra Golf Incorporated                                                                 Delaware


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(1)  ACCO-Rexel Limited is 66.67% owned by ACCO-Rexel Group Services Limited and 33.3% owned by ACCO World Corporation.
(2) Hetzel GmbH & Co. KG is a limited partnership owned 99.1% by ACCO U.K. Limited and 0.9% by Hetzel GmbH.
(3) ACCO France S.A. is 85.8% owned by NOBO Group Limited and 14.2% owned by ARTOIS.
(4)  ACCO Ireland is a branch of International Business Controls, B.V.
(5)  40% owned by Acushnet Cayman Limited.


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
                                                                                                 State or Other
                                                                                                  Jurisdiction
Subsidiary                                                                                      of Incorporation
--------------                                                                                ---------------------
Fortune Brands Finance Canada Ltd.                                                             Ontario, Canada
Fortune Brands Finance UK plc                                                                  England
Fortune Brands International Corporation                                                       Delaware
Jim Beam Brands Worldwide, Inc. (6)                                                            Delaware
    Alberta Distillers Limited                                                                 Alberta, Canada
    Bourbon Warehouse Receipts, Inc.                                                           Delaware
       Bourbon Warehouse Netherlands B.V.                                                      Netherlands
          Jim Beam Brands Netherlands B.V.                                                     Netherlands
             Maxxium Worldwide B.V. (8)                                                        Netherlands
             Jim Beam Brands Australia Pty. Ltd.                                               Australia
    Jim Beam Brands Canada, LP (9)                                                             New Brunswick, Canada
    Jim Beam Brands Co.                                                                        Delaware
       Future Brands LLC (7)                                                                   Delaware
    John de Kuyper & Son, Incorporated                                                         Delaware


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(6)  Fortune Brands, Inc. owns 100% of the common stock, and 90% of the capital stock, of Jim Beam Brands Worldwide ("JBBW"). V&S Vin & Sprit AB owns 10% of JBBW's capital stock, in the form of convertible preferred stock which is convertible into 10% of the common stock of JBBW.
(7) Future Brands LLC is a limited liability company which is 50% owned by Jim Beam Brands Co. and 1% owned by Jim Beam Brands Worldwide Inc.
(8)  25% owned by Jim Beam Brands Netherlands B.V.
(9)  99% owned by Jim Beam Brands Worldwide and 1% owned by Bourbon Warehouse.


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
                                                                                                 State or Other
                                                                                                  Jurisdiction
Subsidiary                                                                                      of Incorporation
--------------                                                                                ---------------------
MasterBrand Industries, Inc.                                                                   Delaware
    MasterBrand Cabinets, Inc.                                                                 Delaware
       NHB Industries Limited                                                                  Canada
       NHB Industries, Inc.                                                                    Delaware
       Omega Cabinets, Ltd.                                                                    Delaware
           Bulrad Illinois, Inc.                                                               Illinois
           Kitchen Craft of Canada Ltd.                                                        Canada
               Kitchen Craft Cabinetry Ltd.                                                    British Columbia, Canada
           Panther Transport, Inc.                                                             Iowa
    Master Lock Company                                                                        Delaware
       Master Lock de Nogales, S.A. de C.V. (10)                                               Mexico
       Master Lock Europe, S.A.S. (11)                                                         France
    Moen Incorporated                                                                          Delaware
       Moen China, Limited (12)                                                                Hong Kong
       Moen de Mexico, S.A. de C.V.                                                            Mexico
       Moen Guangzhou Faucet Co., Ltd. (13)                                                    China
       Moen, Inc.                                                                              Ontario, Canada
       Moen International, Inc.                                                                Connecticut
       Moen Sonora S.A. de C.V. (14)                                                           Delaware
       21st Century Companies, Inc.                                                            Delaware
    Waterloo Industries, Inc.                                                                  Delaware
       Waterloo de Nogales, S.A. de C.V. (15)                                                  Mexico
1700 Insurance Company Ltd.                                                                    Bermuda


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

10 49,996 shares owned by Master Lock Company and 4 shares owned by John Heppner, Executive Vice President and Chief Operating Officer of Master Lock Company.
11   99.68% owned by Master Lock Company.
12   Owned 99% by Moen Incorporated and 1% by Moen International, Inc.
13   80% owned by Moen Incorporated.
14 49,999 shares owned by Moen Incorporated and 1 share owned by Bruce A. Carbonari, President and Chief Executive Officer of MasterBrand Industries, Inc.
15 99.9% owned by Waterloo Industries, Inc. and 0.1% owned by MasterBrand Industries, Inc.